                                  EXHIBIT 11.1





              STATEMENT RE: COMPUTATION OF NET INCOME PER SHARE.

                                                                   Exhibit 11.1

                        EATERIES, INC. AND SUBSIDIARY
                  COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                                             1996 QUARTER ENDED
                                                                     -------------------------------
                                                                       March 31            June 30
                                                                     -----------         -----------
Shares for net income (loss) per share computation:
   Weighted average shares:
     Common shares outstanding from beginning of period.....           3,745,095           3,842,258
     Common shares issued upon:
       Exercise of stock options............................              62,996                --
       Sale of common stock.................................                --                   198
       Common stock bonuses.................................                --                   948
                                                                     -----------         -----------
                                                                       3,808,091           3,843,404


   Common stock equivalents (unless anti-  dilutive):
     Shares issuable upon exercise of options ( dilutive)                761,983                --
     Assumed repurchase of outstanding shares up to 20%
      limitation (based on average market price for
      the quarter).........................................             (637,961)               --
                                                                     -----------         -----------
                                                                         124,022                --
                                                                     -----------         -----------
                               Total shares................            3,932,113           3,843,404
                                                                     ===========         ===========


Net income (loss) .........................................          $    37,279         $  (165,853)
                                                                     ===========         ===========

Net income (loss) per share................................          $      0.01         $     (0.04)
                                                                     ===========         ===========

                                                                 Twenty-Six Weeks
                                                                   June 30, 1996
                                                                  ---------------

Net loss (sum of two quarters above).......................          $ (128,574)
                                                                     ==========

Weighted average number of common and common equivalent
   shares (average of two quarters above)..................           3,887,759
                                                                     ==========

Net loss per share.........................................          $    (0.03)
                                                                     ==========

                                                                    Exhibit 11.1
                                 EATERIES, INC.
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                                            1995 QUARTER ENDED
                                                                    ----------------------------------
                                                                      March 31               June 30
                                                                    -----------            -----------
Shares for net income (loss) per share computation:
   Weighted average shares:
     Common shares outstanding from beginning of period.....          3,680,768              3,723,684
     Common shares issued upon exercise of stock options....             14,830                  3,000
     Treasury shares acquired...............................               (682)                  --
                                                                    -----------            -----------
                                                                      3,694,916              3,726,684


   Common stock equivalents (unless anti-  dilutive):
     Shares issuable upon exercise of options ( dilutive)...            394,813                   --
     Assumed repurchase of outstanding shares up to 20%
      limitation (based on average market price for
      the quarter)..........................................           (181,138)                  --
                                                                    -----------            -----------
                                                                        213,675                   --
                                                                    -----------            -----------
                               Total shares.................          3,908,591              3,726,684
                                                                    ===========            ===========


Net income (loss)...........................................        $    25,207            $   (45,071)
                                                                    ===========            ===========

Net income (loss) per share.................................        $      0.01            $     (0.01)
                                                                    ===========            ===========

                                                                  Six months ended
                                                                   June 30, 1995
                                                                  ----------------

Net loss (sum of two quarters above)........................        $  (19,864)
                                                                    ==========

Weighted average number of common and common equivalent
   shares (average of two quarters above)...................         3,817,638
                                                                    ==========

Net loss per share..........................................        $    (0.01)
                                                                    ==========





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